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Exhibit 23.2

May 18, 2007

IHS Inc.
15 Inverness Way East
Englewood, CO 80112

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Validity of Securities" in the prospectus which is a part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-141512) filed by IHS Inc. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,
/s/ DAVIS POLK & WARDWELL

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  Exhibit 23.2